WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.








This schedule contains summary financial information extracted from the Company's consolidated statements of operations and balance sheets and is qualified in its entirety by reference to such financial statements.


SEMICON, INC.


Period type                                     9 Mos
Fiscal year end                                                             Jun 30 1996
Period end                                                                  Mar 31 1996

Cash                                                                      $     296,000
Securities                                                                            0
Receivables                                                                     792,000
Allowances                                                                       10,000
Inventory                                                                       994,000
Current assets                                                                2,129,000
PP&E, gross                                                                   4,163,000
Depreciation                                                                  4,037,000
Total assets                                                                  2,256,000
Current liabilities                                                           6,064,000
Bonds                                                                         1,872,000
Common                                                                          826,000
Preferred mandatory                                                                   0
Preferred                                                                             0
Other SE                                                                     (4,813,000)
Total liability and equity                                                    2,256,000
Sales                                                                         5,091,000
Total revenues                                                                5,091,000
CGS                                                                           4,271,000
Total costs                                                                   5,260,000
Other expenses                                                                        0
Loss provision                                                                        0
Interest expense                                                                227,000
Income, pretax                                                                 (169,000)
Income tax                                                                            0
Income, continuing                                                             (169,000)
Discontinued                                                                          0
Extraordinary                                                                   370,000
Changes                                                                               0
Net income                                                                      201,000
EPS, primary                                                                       0.06
EPS, diluted                                                                       0.06
















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